UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2012 (February 9, 2012)

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Purchase Agreement

On February 9, 2012, Lone Pine Resources Canada Ltd. (“LPR Canada” or the “Issuer”), Lone Pine Resources Inc. (“Lone Pine” or the “Parent Guarantor”) and the subsidiaries of Lone Pine (other than the Issuer) (together with the Parent Guarantor, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the Purchasers as defined therein (the “Purchasers”), pursuant to which the Issuer agreed to sell $200 million in aggregate principal amount of the Issuer’s 10.375% Senior Notes due 2017 (the “Notes”) to the Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Notes were resold by the Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuer and the Guarantors, on one hand, and the Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, which is described below, relating to the Notes.

As a result of the completion of this offering, the borrowing base under Lone Pine’s bank credit facility was automatically reduced from $425 million to $375 million.  On February 14, 2012, Lone Pine used the net proceeds from this offering of $192.2 million, after deduction of original issue and initial purchaser discounts, to partially repay borrowings outstanding under its bank credit facility.  After repayment of those borrowings, Lone Pine’s borrowings outstanding under its bank credit facility were approximately $171 million as of February 14, 2012.

Indenture

On February 14, 2012, the Issuer and the Guarantors entered into an Indenture (the “Indenture”) with U.S. National Bank Association, as trustee (the “Trustee), in connection with the private placement of the Notes.

Interest and Maturity

On February 14, 2012, the Issuer issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act. The Notes will mature on February 15, 2017. The interest payment dates are February 15 and August 15 of each year, beginning on August 15, 2012.

Optional Redemption

Prior to February 15, 2015, the Issuer may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 110.375% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemption, and the redemption occurs within 180 days after the closing of such equity offering.   Prior to February 15, 2015, the Issuer may redeem all or part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after February 15, 2015, the Issuer may redeem all or part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 105.188% for the twelve-month period beginning on February 15, 2015 and 100.00% for the twelve-month period beginning on February 15, 2016 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants

The Indenture contains customary covenants that restrict Lone Pine’s ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in its subsidiaries; (ii) pay distributions on, redeem or repurchase its common stock or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred stock; (v) create or incur certain liens; (vi) make certain acquisitions and investments; (vii) redeem or prepay other debt; (viii) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to it; (ix) consolidate, merge or transfer all or substantially all of its assets; (x) engage in transactions with affiliates; (xi) create unrestricted subsidiaries; (xii) enter into sale and leaseback transactions; or (xiii) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

Events of Default

The Indenture also contains customary Events of Defaults.  Each of the following is an Event of Default: (i) default in any payment of interest on any Note when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Note when due; (iii) failure by the Issuer or any Guarantor to comply with its obligations relating to merger or consolidation; (iv) failure by the Parent Guarantor or the Issuer to comply for 30 days (or 180 days in the case of a failure to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), after notice with any of its obligations under the covenant relating to change of control or under certain other covenants, (v) failure by the Parent Guarantor or the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor or any of its restricted subsidiaries (or the payment of which is guaranteed by the Parent Guarantor or any of its restricted subsidiaries), other than indebtedness owed to the Parent Guarantor or a restricted subsidiary, whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (and any extensions of any grace period); or (b) results in the acceleration of such indebtedness prior to its stated maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Parent Guarantor, the Issuer or a significant subsidiary or group of restricted subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its restricted subsidiaries), would constitute a significant subsidiary; (viii) failure by the Parent Guarantor, the Issuer or any significant subsidiary or group of restricted subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its restricted subsidiaries), would constitute a significant subsidiary to pay final judgments aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or (ix) the parent guarantee or any subsidiary guarantee of a significant subsidiary or group of restricted subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its restricted subsidiaries) would constitute a significant subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any subsidiary guarantor that is a significant subsidiary or group of subsidiary guarantors that, taken together (as of the latest audited consolidated financial statements of the Parent Guarantor and its restricted subsidiaries) would constitute a significant subsidiary, denies or disaffirms its obligations under the Indenture or its guarantee.  However, a default under clauses (iv) and (v) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Parent Guarantor and the Issuer in writing and, in the case of a notice given by the holders, the Trustee of the default and the Parent Guarantor or the Issuer does not cure such default within the time specified in clauses (iv) and (v) of this paragraph after receipt of such notice.  If an Event of Default (other than an Event of Default described in clause (vii) above) occurs and is continuing, the Trustee by notice to the Parent Guarantor and the Issuer, or the holders of at least 25%

in principal amount of the outstanding Notes by notice to the Parent Guarantor and the Issuer and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes to be due and payable. If an Event of Default described in clause (vii) above occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

Registration Rights Agreement

On February 14, 2012, the Issuer and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with Credit Suisse Securities (USA) LLC, as representative of the Purchasers, in connection with the private placement of the Notes.

Under the Registration Rights Agreement, the Issuer and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuer and the Guarantors agreed to use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuer and the Guarantors agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 365 days after February 14, 2012. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuer and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuer and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time period.

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed with this Current Report on Form 8-K (this “Report”) as Exhibits 1.1, 4.1 and 4.2, respectively, and are hereby incorporated by reference into this Item 1.01.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 7.01.             Regulation FD Disclosure.

On February 9, 2012, Lone Pine issued a press release announcing that it had priced a private placement of $200 million in aggregate principal amount of 10.375% Senior Notes due 2017. A copy of the press release is furnished and attached to this Report as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Document

1.1

Purchase Agreement dated February 9, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC and Credit Suisse Securities (USA) LLC, as representative of the Purchasers.

4.1

Indenture dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and U.S. National Bank Association, as trustee.

4.2

Registration Rights Agreement dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and Credit Suisse Securities (USA) LLC, as representative of the Purchasers.

99.1	Press Release of Lone Pine Resources Inc. dated February 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: February 14, 2012	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

1.1

Purchase Agreement dated February 9, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC and Credit Suisse Securities (USA) LLC, as representative of the Purchasers.

4.1

Indenture dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and U.S. National Bank Association, as trustee.

4.2

Registration Rights Agreement dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and Credit Suisse Securities (USA) LLC, as representative of the Purchasers.

99.1	Press Release of Lone Pine Resources Inc. dated February 9, 2012.